Exhibit 99.3

PSS WORLD MEDICAL, INC.

Return on Committed Capital (“ROCC”)

Twelve Months Ended April 2, 2004

(Dollars in millions)

	Total Company Range
Return	$53.9	$55.8
Average Committed Capital	237.8	237.8
ROCC	23%	24%

Return:
Income from continuing operations	$27.7	$29.0
Provision for income taxes	17.0	17.6
Interest expense	5.6	5.6
Amortization of intangible assets	2.8	2.8
Other G&A expenses	0.6	0.6
Interest and investment income	0.2	0.2

	$53.9	$55.8

	Total Company
	Apr. 2, 2004	March 28, 2003
Average committed capital:
Total assets	$587.5	$471.9
Less assets excluded:
Cash	(58.9)	(19.2)
Goodwill	(70.9)	(61.1)
Intangibles	(11.3)	(5.8)
Deferred tax asset generated from the sale of the Imaging Business	(17.7)	(37.7)

Total liabilities	(347.8)	(226.7)
Plus liabilities excluded:
Revolving line of credit	35.0	83.0
Long term debt	150.0	—
Accrued loss on disposal of discontinued operations	2.5	2.7

	$268.4	$207.1

Average committed capital	$237.8